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                                                                      EXHIBIT 21


                                  Subsidiaries
                                  ------------

1.       R.C. Cobb, Inc.
2.       Cobb Finance Corp.
3.       Regal Investment Company
4.       Act III Cinemas, Inc.
5.       Act III Theatres, Inc.
6.       A 3 Theatres of Texas, Inc.
7.       A 3 Theatres of San Antonio, Ltd.
8.       General American Theatres, Inc.
9.       Broadway Cinemas, Inc.
10.      TEMT Alaska, Inc.
11.      JR Cinemas, Inc.
12.      Eastgate Theatres, Inc.